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                                                                EXHIBIT 99.2(c)

                             STOCKHOLDERS AGREEMENT

        AGREEMENT dated May 23, 1996, among LEAR CORPORATION, a Delaware corporation ("Purchaser"), PA ACQUISITION CORP., a Delaware corporation and a direct wholly-owned subsidiary of Purchaser ("Sub"), and the other parties signatory hereto (each a "Stockholder", and collectively, the "Stockholders").

                              W I T N E S S E T H:

        WHEREAS, concurrently herewith, Purchaser, Sub and MASLAND CORPORATION, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement), pursuant to which Sub will be merged with and into the Company (the "Merger"); and

        WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Purchaser has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

        1.  Definitions.  For purposes of this Agreement:

        (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having ownership of record or "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

        (b) "Company Common Stock" shall mean at any time the Common Stock, $.01 par value, of the Company.

        (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (d) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

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        2.  Tender of Shares.

        (a) Each Stockholder hereby agrees to validly tender (and not to withdraw) pursuant to and in accordance with the terms of the Offer, not later than the fifth business day after commencement of the Offer pursuant to Section 1.01(a) of the Merger Agreement, (i) all of the shares of Company Common Stock owned of record or Beneficially Owned by such Stockholder, including, without limitation, the number of shares of Company Common Stock set forth opposite such Stockholder's name on Schedule I hereto (the "Existing Shares"), and (ii) any shares of Company Common Stock acquired by such Stockholder after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise (each Stockholder shall promptly provide written notice to Purchaser upon consummation of such acquisition from the date hereof and such Shares shall together with the Existing Shares be referred to herein as the "Shares"). Each Stockholder hereby acknowledges and agrees that Purchaser's obligation to accept for payment and pay for Shares in the Offer, including the Shares Beneficially Owned by such Stockholder, is subject to the terms and conditions of the Offer. Anything to the contrary herein notwithstanding if (x) the Merger Agreement is terminated, (y) the Offer is terminated without the purchase of Shares thereunder or (z) the Minimum Condition is not satisfied (other than by waiver) upon termination of the Offer, within two business days thereof the Shares tendered under the Offer pursuant to this Agreement by each Stockholder shall be returned to such Stockholder.

        (b) Through the transfer by each Stockholder of his or its Shares to Sub in the Offer, Sub shall acquire good, valid and marketable title to the Shares, free and clear of all claims, liens, charges, encumbrances, restrictions, security interests, pledges, limitations, conditional sales agreements, or obligations relative to the sale or transfer thereof, and not subject to any adverse claim.

        (c) Each Stockholder hereby agrees to permit Purchaser, Sub and the Company to publish and disclose in the documents relating to the Offer and Merger (including all documents, schedules and proxy statements filed with the Commission) his or its identity and ownership of Company Common Stock and the nature of his or its commitments, arrangements and understandings under this Agreement.

        3. Proxy; Provisions Concerning Company Common Stock. Each Stockholder, by this Agreement, does hereby constitute and appoint Purchaser, or any nominee of Purchaser, with full power of substitution, as his or its true and lawful attorney and proxy, for and in his or its name, place and stead, to vote as his or its

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proxy at any meeting of the holders of Company Common Stock, however called, and to sign such Stockholder's name to any written consent of the holders of Company Common Stock with respect to, the Shares held of record or Beneficially Owned by such Stockholder, whether issued, heretofore owned or hereafter acquired, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions reasonably required in furtherance thereof and hereof; (ii) against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) against the following actions or agreements (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C)(1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (3) any other material change in the Company's corporate structure or business; or (4) any other action or agreement which, in the case of each of the matters referred to in clauses C(1), (2) or (3), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage, or adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. Such Stockholder further agrees to cause his or its Shares to be voted in accordance with the foregoing. Such Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

        4. Other Covenants, Representations and Warranties. Each Stockholder hereby represents and warrants to Purchaser as follows:

        (a) Ownership of Shares. Such Stockholder is the record owner of the number of Shares set forth opposite such Stockholder's name on Schedule I hereto. On the date hereof, the Existing Shares set forth opposite such Stockholder's name on Schedule I hereto constitute all of the Shares owned of record by such Stockholder. The Shares are not subject to any voting trust agreement or to such Stockholder's knowledge other agreement restricting or otherwise relating to the voting, dividend rights or disposition of the Shares, other than this Agreement. Such Stockholder has sole power with respect to the matters set forth in this Agreement with respect to all of the Existing Shares set forth opposite such Stockholder's name on Schedule I hereto, with no limitations,

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qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

        (b) Power; Binding Agreement. Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

        (c) No Conflicts. (i) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby other than filings required under the Exchange Act and (ii) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any agreement to which such Stockholder is a party or by which such Stockholder may be bound or affected.

        (d) No Encumbrances. Except as applicable in connection with the transactions contemplated by Section 2 hereof, such Stockholder's Shares and the certificates representing such Shares are, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, security interests, proxies, voting trusts or agreements, or to such Stockholder's knowledge any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

        (e) No Finder's Fees. Except as provided in the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.


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        (f)  No Solicitation.  No Stockholder shall, in his capacity as such, directly or indirectly, through any agent or representative or otherwise invite, initiate, solicit or knowingly encourage (including by way of furnishing information), or respond to, any inquiries or the making of any proposal by any person or entity (other than Purchaser or any affiliate of Purchaser) that constitutes or any reasonably be expected to lead to, an Acquisition Proposal, or otherwise cooperate with, or assist or participate in or facilitate or encourage any effort or attempt by any person to do or seek any of the foregoing. If any Stockholder receives or becomes aware of any such inquiry or proposal or Acquisition Proposal, then such Stockholder will promptly inform Purchaser in writing of the existence thereof. Each Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. However, nothing in this Section 4(f) or this Agreement shall restrict, limit or prohibit such Stockholder from taking any actions necessary in his capacity as a Director of the Company to satisfy his fiduciary duties as a Director under Delaware law.

        (g) Restriction on Transfer, Proxies and Non-Interference. Except as applicable in connection with the transactions contemplated by Section 2 hereof, no Stockholder shall, directly or indirectly: (i) except for transfers to such Stockholder's family or trusts established for the benefit of members of such Stockholder's family (provided that in the case of this clause (i) the transferee of such shares agrees in writing to be bound by the terms hereof in form satisfactory to Purchaser), offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Shares or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

        (h) Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

        (i) Reliance by Purchaser. Such Stockholder understands and acknowledges that Purchaser is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.


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        (j)     Further Assurances.  From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Without limiting the foregoing, each Stockholder agrees, upon the written request of Purchaser, to use his best efforts to cause all certificates representing such Stockholder's Shares to bear in a conspicuous place the following legend:

        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF MAY 23, 1996, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE CORPORATION AND WILL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST. SUCH STOCKHOLDERS AGREEMENT PROVIDES, AMONG OTHER THINGS, FOR THE GRANTING OF CERTAIN PROXIES TO VOTE THE SHARES REPRESENTED HEREBY AND FOR CERTAIN RESTRICTIONS ON THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE. BY ACCEPTANCE OF THIS CERTIFICATE, EACH HOLDER HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT. THE CORPORATION RESERVES THE RIGHT TO REFUSE TO TRANSFER THE SHARES REPRESENTED BY THIS CERTIFICATE UNLESS AND UNTIL THE CONDITIONS TO TRANSFER SET FORTH IN SUCH STOCKHOLDERS AGREEMENT HAVE BEEN FULFILLED.

        5. Stop Transfer. Each Stockholder agrees with, and covenants to, Purchaser that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Section 2 hereof). In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

        6. Termination. Except as otherwise provide herein, the covenants and agreements contained herein with respect to the Shares shall terminate upon the termination of the Merger Agreement in accordance with its terms.

        7. Confidentiality. The Stockholders recognize that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof or of the Merger Agreement, each Stockholder


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hereby agrees not to disclose or discuss this Agreement with anyone not a party to this Agreement (other than such Stockholder's counsel and advisors, if any) without the prior written consent of Purchaser, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or as required by law, in which event such Stockholder shall give notice of such disclosure to Purchaser as promptly as practicable so as to enable Purchaser to seek a protective order from a court of competent jurisdiction with respect thereto.

        8.      Miscellaneous.

        (a) Entire Agreement. This Agreement, the Consulting and Noncompete Agreement, the Merger Agreement and the agreements contemplated thereby constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

        (b) Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

        (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that Purchaser may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Purchaser, but no such assignment shall relieve Purchaser of its obligations hereunder.

        (d) Amendments; Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, with respect to any one or more Stockholders, except upon the execution and delivery of a written agreement executed by the relevant parties hereto; provided that
Schedule I hereto may be supplemented by Purchaser by adding the name and other relevant information concerning any stockholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

        (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail

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(registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

        If to Stockholder:  At the addresses set forth on
                            Schedule I hereto

        If to Purchaser:    Lear Corporation
                            21557 Telegraph Road
                            Southfield, MI 48034
                            810/746-1500 (telephone)
                            810/746-1677 (telecopier)
                            Attention:  Joseph F. McCarthy, Esq.

        copy to:            Winston & Strawn
                            35 West Wacker Drive
                            Chicago, Illinois 60601
                            312/558-5600 (telephone)
                            312/558-5700 (telecopier)
                            Attention:  John L. MacCarthy, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.


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        (h)  Remedies Cumulative.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

        (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

        (l) Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any state or federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a state or federal court sitting in the State of Delaware.

        (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        (n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.


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        IN WITNESS WHEREOF, Purchaser, Sub and each Stockholder have caused this
Agreement to be duly executed as of the day and year first above written.


                                        LEAR CORPORATION


                                        By: /s/ James H. Vandenberghe
                                            ----------------------------
                                             Name: James H. Vandenberghe
                                             Title:


                                        PA ACQUISITION CORP.


                                        By: /s/ James H. Vandenberghe
                                            ----------------------------
                                             Name: James H. Vandenberghe
                                             Title:


                                        /s/ William J. Branch
                                        --------------------------------
                                        William J. Branch


                                        /s/ Larry W. Owen
                                        --------------------------------
                                        Larry W. Owen


                                        /s/ Darrell F. Sallee
                                        --------------------------------
                                        Darrell F. Sallee





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                                   SCHEDULE I


NAME AND ADDRESS                                        NUMBER OF SHARES*
- ----------------                                        -----------------

William J. Branch                                             62,156
c/o Masland Corporation
50 Spring Road
Carlisle, PA 17013
717/249-1866 (telephone)
717/249-7576 (telecopier)

Larry W. Owen                                                132,411
c/o Masland Corporation
50 Spring Road
Carlisle, PA 17013
717/249-1866 (telephone)
717/249-7576 (telecopier)

Darrell F. Sallee                                             36,204
c/o Masland Corporation
50 Spring Road
Carlisle, PA 17013
717/249-1866 (telephone)
717/249-7576 (telecopier)




- --------------
* This figure does not include Shares subject to stock options or warrants which have not been exercised.





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